Exhibit 10.1

Golden Star Resources Ltd.

2017 PERFORMANCE AND RESTRICTED SHARE UNIT PLAN

(Effective March 17, 2017)

GOLDEN STAR RESOURCES LTD.

2017 PERFORMANCE AND RESTRICTED SHARE UNIT PLAN

Section 1.	Interpretation and Administrative Provisions

1.1	Purpose

The purposes of this Plan are to: (i) support the achievement of the Corporation’s performance objectives; (ii) ensure that interests of key persons are aligned with the long term success of the Corporation and the creation of value for its shareholders; (iii) provide compensation opportunities to attract, retain and motivate senior management critical to the long-term success of the Corporation and its subsidiaries; and (iv) mitigate excessive risk taking by the Corporation’s key employees.

1.2	Definitions

For the purposes of the Plan, the following terms have the following meanings:

“Adjustment Factor” means the Adjustment Factor set out in the Grant Agreement for an award of Performance Share Units.

“Affiliate” means any entity that is an “affiliate” for purposes of the Canadian Securities Administrators National Instrument 45-106 Prospectus Exemptions, as amended from time to time.

“Applicable Date” has the meaning set out in Section 3.5(a).

“Applicable Withholdings” means all income taxes and statutory amounts required to be withheld by a Participating Company in respect of any Share Unit Amounts.

“Award Date” means the date that incentive compensation is paid to a Participant under the Corporation’s annual incentive plan.

“Board” means the board of directors of the Corporation.

“Broker” has the meaning set out in Section 3.5(b).

“Canadian Participant” means any Participant who is not a U.S. Participant and who is a Canadian resident for tax purposes.

“Change of Control” means:

(a)	The sale of all or substantially all of the assets of the Corporation other than to an entity which was an Affiliate of the Corporation prior to the sale;

(b)	A reorganization, amalgamation, merger or plan of arrangement, with respect to which all or substantially all of the persons who were the beneficial owners of the Common Shares immediately prior to such reorganization, amalgamation, merger or plan of arrangement, beneficially own, directly or indirectly, less than 50 percent of the resulting voting shares on a fully-diluted basis;

(c)	A formal bid or tender offer for Common Shares being made, as a result of which the offeror and its affiliates would, if successful, beneficially own, directly or indirectly, 50 percent or more of the Common Shares then outstanding;

(d)	During any period of two consecutive years, individuals who at the beginning of the period constituted the Board of Directors (together with any new directors whose nomination for election was approved by a vote of a majority of the directors of the Corporation, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors, then in office;

(e)	Any transaction determined by the Committee to be substantially similar to the above transactions; or

(f)	Any proposed transaction determined by the Committee to be a Change of Control.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board and in the absence of such a delegation means the Board.

“Common Share” means a common share of the Corporation.

“Corporation” means Golden Star Resources Ltd.

“Disability” means the termination of the Participant’s employment at a time when the Participant is eligible for long-term disability benefits under the Corporation’s long term disability program.

“Dividend Performance Share Unit” has the meaning set out in Section 3.3.

“Dividend Restricted Share Unit” has the meaning set out in Section 3.3.

“Dividend Share Unit” means a Dividend Performance Share Unit or a Dividend Restricted Share Unit.

“Election Notice” means a notice substantially in the form set out as Schedule C, as amended by the Committee from time to time.

“Eligible Person” means any employee or officer of a Participating Company and includes any such person who is on a leave of absence authorized by a Participating Company (which shall include all statutory leaves of absence).

“Expiry Date” means the Expiry Date set out in the Grant Agreement.

“Fair Market Value” means the volume weighted average trading price of a Common Share on the Toronto Stock Exchange (or, if the Common Shares are not listed on the Toronto Stock Exchange, the principal stock exchange on which the Common Shares are traded) for the 5 trading days immediately preceding the Applicable Date (calculated as the total value of Common Shares traded over the 5 day period divided by the total number of Common Shares traded over the 5 day period).

“Golden Star Performance” for each Performance Period means, unless otherwise determined by the Committee: (i) the Value of a Common Share on the last day of the Performance Period;

minus (ii) the Value of a Common Share on the first day of the Performance Period; plus (iii) the amount of all dividends declared on a Common Share during the Performance Period; with the sum of (i), (ii) and (iii) divided by (iv) the Value of a Common Share on the first day of the Performance Period.

“Grant Agreement” means an agreement substantially in the form set out as Schedule A, in the case of Performance Share Units and substantially in the form set out as Schedule B, in the case of Restricted Share Units, each as amended by the Committee from time to time.

“Grant Date” means the date the Board completes all requisite actions required to approve the grant of a Share Unit.

“Grant Term” has the meaning set out in the Grant Agreement for Restricted Share Units.

“Just Cause” has the meaning set out in the employment agreement of the Participant, if applicable, and otherwise means the Participant (i) willfully fails to perform his duties with the Corporation; (ii) commits theft, fraud, dishonesty or misconduct involving the property, business or affairs of the Corporation or any of its Affiliates or in the performance of his/her duties: (iii) willfully breaches or fails to follow any material term of his or her employment agreement; (iv) is convicted of a crime which constitutes an indictable offence; or (v) engages in conduct which would be treated as cause by a court of competent jurisdiction in the jurisdiction in which the Participant is employed.

“Participant” means any Eligible Person to whom a Share Unit is granted.

“Participating Company” means the Corporation, and such of its Affiliates as are designated by the Board from time to time.

“Peer Company” means each company in the Peer Group.

“Peer Group” means that group of companies determined by the Committee for a Performance Period and set out in the Grant Agreement. The Peer Group for an outstanding award of Performance Share Units may be amended by the Committee from time to time during the Performance Period, to reflect material changes to the Corporation or any member of the Peer Group.

“Peer Group Performance” for each Performance Period means, unless otherwise determined by the Committee, for each Peer Company: (i) the Value of a common share of the Peer Company as at the last day of the Performance Period; minus (ii) the Value of a common share of the Peer Company on the first day of the Performance Period; plus (iii) the amount of all dividends declared on a common share of the Peer Company during the Performance Period; with the sum of (i), (ii) and (iii) divided by (iv) the Value of a common share of the Peer Company on the first day of the Performance Period.

“Performance Period” means the three year period commencing January 1 of the calendar year in respect of which a grant of Performance Share Units is made and ending on December 31 of the second year following the year in respect of which the grant of Performance Share Units is made.

“Performance Share Unit” means a right granted to an Eligible Person to receive, as set out in the Plan, a Common Share or, at the election of the Participant and subject to the Corporation’s consent, the Share Unit Amount, based on the achievement of the performance criteria set out in the applicable Grant Agreement.

“Plan” means this 2017 Performance and Restricted Share Unit Plan, as amended, restated or supplemented from time to time.

“Redemption Date” means the date elected by a Canadian Participant pursuant to Section 3.4(a) or, as applicable, the date elected by a U.S. Participant pursuant to section 3.4(b).

“Redemption Notice” mean a notice substantially in the form set out as Schedule D, as amended by the Committee from time to time.

“Relative Performance” for each Performance Period means, unless otherwise determined by the Committee, the percentile ranking of the Golden Star Performance relative to the Peer Group Performance of each Peer Company.

“Restricted Share Unit” means a right granted to an Eligible Person to receive, as set out in the Plan, a Common Share or, at the election of the Participant and subject to the Corporation’s consent, the Share Unit Amount.

“Retirement” means the cessation of the employment of a Participant with the Participating Company which is deemed to be a retirement by a resolution of the Committee in its sole discretion.

“Separation from Service” means, with respect to a U.S. Participant, any event that may qualify as a separation from service under Treasury Regulation Section 1.409A-1(h). A U.S. Participant shall be deemed to have separated from service if he dies, retires, or otherwise has a termination of employment as defined under Treasury Regulation Section 1.409A-1(h).

“Share Unit” means a Performance Share Unit or a Restricted Share Unit.

“Share Unit Account” means the notional account maintained for each Participant to which Share Units are credited.

“Share Unit Amount” has the meaning set out in Section 3.5.

“Termination Date” means the date a Participant ceases to be an Eligible Person and does not include any period of statutory, contractual or reasonable notice of termination of employment or any period of salary continuance or deemed employment.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“U.S. Participant” means any Participant who is a United States citizen or United States resident alien as defined for purposes of Code Section 7701(b)(1)(A).

“Value” means the closing price of a Common Share or a common share of a Peer Company, as applicable, on the principal stock exchange on which such common share is traded on the applicable day.

“Vested Performance Share Unit” has the meaning set out in Section 4.2.

“Vested Restricted Share Unit” has the meaning set out in Section 5.1.

“Vested Share Unit” means a Vested Performance Share Unit or a Vested Restricted Share Unit.

“Vesting Date” means the date or dates set out in the Grant Agreement, or such earlier date as is provided for in the Plan or is determined by the Committee.

Where the context so requires, words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

1.3	Effective Date of Plan

The Plan shall be effective, subject to approval by shareholders of the Corporation, as of March 17, 2017.

1.4	Common Shares Reserved for Issuance

(a)	The aggregate number of Common Shares available for issuance under this Plan shall not exceed 11,000,000 Common Shares, provided that Common Shares reserved for issuance pursuant to Share Units which are cancelled or terminated without having been redeemed will again be available for issuance under this Plan and also provided that the Common Shares underlying Share Units which are redeemed for cash or through the purchase of shares on the market will be available for issuance under this Plan.

(b)	Under no circumstances may the Plan, together with all of the Corporation’s other previously established or proposed security based compensation arrangements result, at any time, in the number of Common Shares reserved for issuance pursuant to Share Units and/or other units or stock options to any one person exceeding 5% of the issued and outstanding Common Shares.

(c)	Insiders may not, within a 12 month period, be issued a number of Common Shares under the Plan and/or under any other security based compensation arrangement of the Corporation exceeding 5% of the issued and outstanding Common Shares.

(d)	Under no circumstances may the Plan, together with all of the Corporation’s other previously established or proposed security based compensation arrangements, result, at any time, in the number of Common Shares issuable to insiders exceeding 10% of the issued and outstanding Common Shares.

(e)	The terms “security based compensation arrangement”, “outstanding issue”, “insider” and “insider’s associates” have the meanings attributed thereto in the Toronto Stock Exchange Company Manual.

Section 2.	Administration

2.1	Administration of the Plan

Subject to the Committee reporting to the Board on all matters relating to this Plan and obtaining approval of the Board for those matters required by the Committee’s mandate, this Plan will be administered by the Committee which has the sole and absolute discretion to: (i) recommend to the Board grants of Share Units to Eligible Persons; (ii) interpret and administer the Plan; (iii) establish, amend and rescind any rules and regulations relating to the Plan; (iv) determine which Participating Company will grant Share Units; (v) establish conditions to the vesting of Share Units; (vi) set, waive and amend performance targets; and (vii) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable. Any decision of the Committee with respect to the administration and interpretation of the Plan shall be conclusive and binding on the Participants.

To the extent that any Share Unit granted to a U.S. Participant is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, such Share Unit shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Code Section 409A. If any provision of the Plan contravenes Code Section 409A or could cause the U.S. Participant to incur any tax, interest or penalties under Code Section 409A, the Committee may, in its sole discretion and without the U.S. Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Code Section 409A, or to avoid incurring taxes, interest or penalties under Code Section 409A, and otherwise (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the U.S. Participant of the applicable provision without materially increasing the cost to any Participating Company or contravening Code Section 409A. However, the Corporation shall have no obligation to modify the Plan or any Share Unit and does not guarantee that Share Units will not be subject to taxes, interest and penalties under Code Section 409A.

2.2	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2.3	Determination of Value if Common Shares Not Publicly Traded

Should Common Shares no longer be publicly traded at the relevant time such that the Fair Market Value cannot be determined in accordance with the formula set out in the definition of that term, the Fair Market Value of a Common Share shall be determined by the Board in its sole discretion.

2.4	Taxes and Other Source Deductions

A Participating Company shall be authorized to deduct from any amount to be paid or credited hereunder any Applicable Withholdings in such manner as the Corporation determines, to the extent such Applicable Withholdings are not satisfied through the sale of Shares as provided in Section 3.5.

2.5	U.S. Participant

Notwithstanding any other provision of the Plan to the contrary, to the extent that a Share Unit is “nonqualified deferred compensation” within the meaning of Code Section 409A:

(a)	If at the time of Separation from Service the Corporation’s stock is publicly traded on an established securities market or otherwise, each U.S. Participant who is a “specified employee” of a Participating Company within the meaning of Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i), shall not receive any payment with respect to the Share Unit as a result of such Separation from Service until the first day of the seventh month following the date of such Participant’s Separation from Service (or, if earlier, the date of death).

(b)	The acceleration of the time of any payment with respect to such Share Unit is prohibited except as provided in Treasury Regulation Section 1.409A-3(j)(4) and administrative guidance promulgated under Section 409A of the Code.

Section 3.	Share Units

3.1	Awards of Share Units

The Board may grant Share Units to Eligible Persons in its sole discretion. The award of a Share Unit to an Eligible Person at any time shall neither entitle such Eligible Person to receive nor preclude such Eligible Person from receiving a subsequent grant of Share Units and shall not restrict in any way the right of any Participating Company to terminate the Eligible Person’s employment.

3.2	Election to Defer Annual Incentive Compensation

Subject to the approval by the Board or the Committee, as applicable, an Eligible Person may elect to defer all or a portion of compensation to be received under the Corporation’s annual incentive plan, by electing to receive such compensation in the form of Restricted Share Units, by delivering to the Corporation an Election Notice not later than December 31 of the year preceding the first date of any period of services over which any compensation to be received under the annual incentive plan would be earned. An Eligible Person who elects to defer incentive compensation by electing to receive such compensation in the form of Restricted Share Units will be awarded the number of Restricted Share Units determined by dividing the dollar amount of incentive compensation to be deferred by the Fair Market Value of a Common Share as at the Award Date. Elections pursuant to this section, when made, shall be irrevocable and may not be made during a period when the Eligible Person is prohibited from trading in securities of the Corporation by the Corporation’s disclosure and insider trading policy.

3.3	Crediting of Share Units and Dividend Share Units

Share Units granted to a Participant shall be credited to the Participant’s Share Unit Account on the Grant Date. Each grant of Share Units must be confirmed by a Grant Agreement that may be acknowledged electronically by the Participant. From time to time, a Participant’s Share Unit Account shall be credited with Dividend Share Units in the form of additional Performance Share Units (“Dividend Performance Share Units”) in respect of outstanding Performance Share Units or additional Restricted Share Units (“Dividend Restricted Share Units”) in respect of outstanding Restricted Share Units on each dividend payment date in respect of which normal cash dividends are paid on Shares. Such Dividend Share Units shall be computed as:

(b)	the amount of the dividend declared and paid per Common Share multiplied by the number of Performance Share Units and Restricted Share Units, as applicable, recorded in the Participant’s Share Unit Account on the date for the payment of such dividend, divided by

(c)	the Fair Market Value of a Common Share as at the dividend payment date.

3.4	Redemption Date Notice

Participants shall elect a Redemption Date for Share Units as follows:

(a)	Canadian Participants may elect at any time to redeem Vested Share Units on any date or dates after the date the Share Units become Vested Share Units and on or before the Expiry Date (the “Redemption Date”); and

(b)	U.S. Participants may elect to redeem Vested Share Units on a fixed date or dates after the date the Share Units become Vested Share Units and on or before the Expiry Date provided that such election must be irrevocably made prior to the earlier of: (i) receipt by the U.S. Participant of each award of Share Units; and (ii) the first day of the taxable year of the U.S. Participant in which the Performance Period, or other period over which the awards is to be earned and vests, begins. In such event, the Redemption Date shall be the later of (A) the date on which the Share Units became Vested Share Units, and (B) the earlier of (i) the Redemption Date selected the U.S. Participant in accordance with the preceding sentence, (ii) the date of the U.S. Participant’s Separation From Service, or (iii) a Change of Control (if also a change of control for purposes of Section 409A of the Code). In the event the U.S. Participant does not make an election to defer redemption of the the Vested Share Units to a date after the date on which the Share Units become Vested Share Units, then the Vested Share Units shall be redeemed within thirty (30) days of the date on which they became Vested Share Units;

provided that the Participant will continue to meet any share ownership requirements applicable to the Participant following the redemption or will hold the Common Shares received on the redemption, and provided also that if the Participant (other than a U.S. Participant) does not elect a Redemption Date in respect of an award of Share Units, the Share Units shall be redeemed on the Expiry Date.

3.5	Redemption of Share Units

(a)	The Corporation shall redeem the Vested Share Units elected to be redeemed by the Participant on the earlier of the elected Redemption Date, the Expiry Date and the applicable dates set out in Section 3.5(d), Section 4 (in the case of Performance Share Units) and Section 5 (in the case of Restricted Share Units) (each, an “Applicable Date”), by:

(i)	issuing to the Participant the number of Common Shares equal to one Common Share for each whole Vested Share Unit elected to be redeemed and delivering to the Participant (A) such number of Common Shares; less (B) the number of Common Shares with a Fair Market Value equal to the Applicable Withholdings;

(ii)	at the election of the Participant and subject to the consent of the Corporation, the Corporation purchasing on a stock exchange or marketplace the number of Common Shares equal to one Common Share for each whole Vested Share Unit elected to be redeemed and delivering to the Participant (A) such number of Common Shares; less (B) the number of Common Shares with a Fair Market Value equal to the Applicable Withholdings;

(iii)	at the election of the Participant and subject to the consent of the Corporation, the Corporation paying to the Participant an amount (the “Share Unit Amount”) equal to: (A) the number of Vested Share Units elected to be redeemed multiplied by (B) the Fair Market Value minus (C) Applicable Withholdings; or

(iv)	a combination of (i), (ii) and (iii).

In the case of a redemption under section (i) or (ii), the number of Common Shares with a Fair Market Value equal to the Applicable Withholdings shall be sold on behalf of the Participant and the net proceeds of such sale remitted by the Corporation to the appropriate taxation authorities. The Common Shares shall be issued and/or the Share Unit Amount shall be paid as a lump-sum by the Corporation within ten business days of the Applicable Date.

(b)	If the Corporation redeems the Vested Share Units by delivering Common Shares purchased by the Corporation on a stock exchange or marketplace then prior to 11:00 a.m. on the Applicable Date or, where the Applicable Date is not a trading day for Common Shares on the applicable stock exchange or marketplace, on the next such trading day, the Corporation shall notify a broker or other person designated by the Participant who shall be independent from the Corporation and who has the proper permits, licenses and authorizations to purchase Common Shares through a stock exchange or marketplace (the “Broker”), as to:

(v)	the number of whole Common Shares to be purchased by the Broker on behalf of the Participant on the applicable stock exchange or marketplace, as of that Applicable Date, which number shall be equal to one Common Share for each whole Vested Share Unit elected to be redeemed less the number of Common Shares with a Fair Market Value equal to the Applicable Withholdings; or

(vi)	the amount available to purchase Common Shares on behalf of the Participant which amount shall be equal to (A) the number of Vested Share Units elected to be redeemed multiplied by (B) the Fair Market Value minus (C) Applicable Withholdings.

As soon as practicable thereafter, the Broker shall purchase on the applicable stock exchange or marketplace the number of whole Common Shares required to be purchased by the Broker. The Corporation shall for this purpose (i) reimburse the Broker for its costs of purchasing such Common Shares, or (ii) provide to the Broker the amount necessary to purchase such Common Shares.

(c)	If the Corporation redeems the Vested Share Units by delivering Common Shares as provided for herein and an amount remains payable to the Participant such amount shall be paid in cash to the Participant. For certainty, if the Corporation would otherwise be required to deliver a fractional number of Common Shares to a Participant, such number of Common Shares to be delivered by the Corporation shall be rounded down to the nearest whole Common Share.

3.6	Effect of Redemption of Share Units

A Participant shall have no further rights respecting any Vested Share Unit which has been redeemed in accordance with the Plan.

3.7	Reporting of Share Units

Statements of the Share Unit Accounts will be made available to Participants at least annually.

Section 4.	Performance Share Units

4.1	Vesting Date

Performance Share Units shall vest on the Vesting Date, conditional on the satisfaction of any additional vesting conditions established by the Committee from time to time. Dividend Performance Share Units shall vest at the same time and in the same proportion as the associated Performance Share Units.

4.2	Performance Vesting

The number of Performance Share Units which vest on a Vesting Date (each, a “Vested Performance Share Unit”) is the number of Performance Share Units and Dividend Performance Share Units scheduled to vest on such Vesting Date multiplied by the Adjustment Factor.

4.3	Resignation and Termination for Cause

If the employment of a Participant is terminated due to resignation by the Participant or by the Corporation for Cause, the Participant shall forfeit all rights, title and interest with respect to Performance Share Units and the related Dividend Performance Share Units which are not Vested Performance Share Units at the Participant’s Termination Date. All Vested Performance Share Units and related Dividend Performance Share Units will be redeemed as of the Participant’s Termination Date (or for a US Participant, the Participant’s Separation from Service).

4.4	Termination Without Cause

If the employment of a Participant is terminated by the Corporation without Cause, a pro-rata portion of the Participant’s unvested Performance Share Units and related Dividend Performance Share Units shall vest based on the number of complete months from the first day of the Performance Period to the Termination Date divided by the number of months in the Performance Period and using the Adjustment Factor for the Performance Period. The Participant shall forfeit all rights, title and interest with respect to Performance Share Units and Dividend Performance Share Units which are not Vested Performance Share Units.

4.5	Death or Disability of Participant

If the employment of a Participant is terminated by the death or Disability of the Participant, all of the Participant’s Performance Share Units and related Dividend Performance Share Units shall vest immediately prior to the date of the Participant’s death or Disability using an Adjustment Factor of 100%. The Participant’s Vested Performance Share Units shall be redeemed as of the date of death or Disability (or for a US Participant, the Participant’s Separation from Service).

4.6	Retirement of a Participant

If the employment of a Participant is terminated by the Retirement of the Participant, all of the Participant’s Performance Share Units and related Dividend Performance Share Units shall continue to vest in the ordinary course. The Vested Performance Share Units shall be redeemed as at the Vesting Date.

4.7	Termination following a Change of Control

Notwithstanding anything in this Section to the contrary, if the employment of a Participant is terminated by the Corporation without Cause or if the Participant resigns in circumstances constituting constructive termination, in each case, within twelve months following a Change of Control, all of the Participant’s Performance Share Units and related Dividend Performance Share Units shall vest immediately prior to the Participant’s Termination Date using an Adjustment Factor of 100%. The Vested Performance Share Units and shall be redeemed as at the Termination Date (or for a US Participant, the Participant’s Separation from Service).

Section 5.	Restricted Share Units

5.1	Vesting Date

Each Restricted Share Unit shall vest (become a “Vested Restricted Share Unit”) on the Vesting Date, conditional on the satisfaction of any additional vesting conditions established by the Committee from time to time. Dividend Restricted Share Units shall vest at the same time and in the same proportion as the associated Restricted Share Units.

5.2	Resignation and Termination for Cause

If the employment of a Participant is terminated due to resignation by the Participant or by the Corporation for Cause, the Participant shall forfeit all rights, title and interest with respect to Restricted Share Units and Dividend Restricted Share Units which are not Vested Restricted Share Units. Notwithstanding the foregoing, all Restricted Share Units which were awarded pursuant to Section 3.2 shall be deemed to be Vested Restricted Share Units on the Participant’s Termination Date, regardless of the reason for cessation of employment. All Vested Restricted Share Units will be redeemed as of the Participant’s Termination Date (or for a US Participant, the Participant’s Separation from Service).

5.3	Termination Without Cause

If the employment of a Participant is terminated by the Corporation without Cause, a pro-rata portion of the Participant’s unvested Restricted Share Units and related Dividend Restricted Share Units shall vest immediately prior to the Participant’s Termination Date, based on the number of months from the first day of the Grant Term to the Termination Date divided by the number of months in the Grant Term. The Vested Performance Share Units shall be redeemed as at the Vesting Date. The Participant shall forfeit all rights, title and interest with respect to Restricted Share Units and Dividend Restricted Share Units

which are not Vested Restricted Share Units at the Participant’s Termination Date. Notwithstanding the foregoing, all Restricted Share Units which were awarded pursuant to Section 3.2 shall be deemed to be Vested Restricted Share Units on the Participant’s Termination Date, regardless of the reason for cessation of employment. The Participant’s Vested Restricted Share Units shall be redeemed as of the Participant’s Termination Date (or for a US Participant, the Participant’s Separation from Service).

5.4	Death or Disability of Participant

If the employment of a Participant is terminated by the death or Disability of the Participant, all of the Participant’s Restricted Share Units and related Dividend Restricted Share Units shall vest immediately prior to the date of the Participant’s death or Disability and shall be redeemed as of the date of death or Disability (or for a US Participant, the Participant’s Separation from Service).

5.5	Retirement of a Participant

If the employment of a Participant is terminated by the Retirement of the Participant, all of the Participant’s Restricted Share Units and related Dividend Restricted Share Units shall be deemed to be Vested Restricted Share Units on the Participant’s Termination Date. The Vested Restricted Share Units shall be redeemed as of the Vesting Date (or for a US Participant, the Participant’s Separation from Service).

5.6	Termination Following a Change of Control

Notwithstanding anything in this Section to the contrary, if the employment of a Participant is terminated by the Corporation without Cause or if the Participant resigns in circumstances constituting constructive termination, in each case, within twelve months following a Change of Control, all of the Participant’s Restricted Share Units and related Dividend Restricted Share Units shall vest immediately prior to the Participant’s Termination Date and shall be redeemed as at the Termination Date (or for a US Participant, the Participant’s Separation from Service).

Section 6.	General

6.1	Capital Adjustments

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation’s assets to shareholders, or any other change in the capital of the Corporation affecting Common Shares, the Committee will make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change (for the purpose of preserving the value of the Share Units), with respect to (i) the number or kind of shares or other securities on which the Share Units and Dividend Share Units are based; and (ii) the number of Share Units and Dividend Share Units; provided, however, that no substitution or adjustment will obligate the Corporation to issue or sell fractional shares.

6.2	Amendment, Suspension, or Termination of Plan

(a)	No new awards may be made under the Plan after the 10th anniversary of the Effective Date. The Committee may amend, suspend or terminate the Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange), if any, that require the approval of shareholders or any governmental or regulatory body.

(b)	The Board may from time to time, in its absolute discretion and without the approval of the shareholders of the Corporation, make the following amendments to the Plan or any Share Unit:

(i)	any amendment to the vesting provisions of the Plan and any Grant Agreement, including to accelerate, conditionally or otherwise, on such terms as it sees fit, the vesting date of a Share Unit;

(ii)	any amendment to the Plan or a Share Unit as necessary to comply with applicable law or the requirements of the applicable stock exchange or any other regulatory body having authority over the Corporation, the Plan or the shareholders of the Corporation;

(iii)	any amendment to the Plan and any Grant Agreement to permit the conditional redemption of any Share Unit;

(iv)	any amendment of a “housekeeping” nature, including, without limitation, to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan regarding administration of the Plan;

(v)	any amendment respecting the administration of the Plan; and

(vi)	any other amendment that does not require the approval of the shareholders of the Corporation including, for greater certainty, an amendment in connection with a Change of Control to assist the Participants to tender the underlying Common Shares to, or participate in, the actual or potential event or to obtain the advantage of holding the underlying Common Shares during such event; and to terminate, following the successful completion of such event, on such terms as it sees fit, the Share Units not redeemed prior to the successful completion of such event.

(c)	Shareholder approval will be required for the following amendments:

(i)	any amendment to increase the number of Common Shares issuable under the Plan or change the Plan from a fixed maximum number of Common Shares issuable to a fixed maximum percentage of Common Shares issuable;

(ii)	any amendment expanding the categories of Eligible Person which would have the potential of broadening or increasing insider participation;

(iii)	any amendment extending the term of a Share Unit or any rights pursuant thereto held by an insider beyond its original expiry date;

(iv)	the addition of any other provision which results in participants receiving Common Shares, while no cash consideration is received by the Corporation;

(v)	amendments to this Section 6.2; and

(vi)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NYSE MKT).

(d)	If this Plan is terminated, the provisions of this Plan and any administrative guidelines, and other rules adopted by the Board and in force at the time of this Plan, will continue in effect as long as a Share Unit or any rights pursuant thereto remain outstanding. However, notwithstanding the termination of the Plan, the Board may make any amendments to the Plan or the Share Units it would be entitled to make if the Plan were still in effect.

(e)	The Board may amend or modify any outstanding Share Unit in any manner to the extent that the Board would have had the authority to initially grant the award as so modified or amended; provided that, where such amendment or modification is materially adverse to the holder, the consent of the holder is required to effect such amendment or modification.

6.3	Non-Exclusivity

Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Participant, subject to any required regulatory or shareholder approval.

6.4	Unfunded Plan

To the extent any individual holds any rights under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Corporation.

6.5	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Participating Companies and each Participant, including without limitation, the legal representative of a Participant, or any receiver or trustee in bankruptcy or representative of the creditors of a Participating Company or a Participant.

6.6	Transferability of Awards

Rights respecting Share Units and Dividend Share Units shall not be transferable or assignable other than by will or the laws of descent and distribution.

6.7	Effect of Change of Control

Notwithstanding any other provision of this Plan, in the event of a Change of Control, any surviving, successor or acquiring entity shall assume any outstanding Share Units and Dividend Share Units or shall substitute similar share units for the outstanding Share Units and Dividend Share Units. If the surviving, successor or acquiring entity does not assume the outstanding Share Units and Dividend Share Units or substitute similar share units for the outstanding Share Units and Dividend Share Units, or if the Committee otherwise determines in its sole discretion, the Corporation shall give written notice to all Participants advising that the Plan shall be terminated effective immediately prior to the Change of Control and all Restricted Share Units and Dividend Restricted Units shall be deemed to be Vested Restricted Share Units and a specified number of outstanding Performance Share Units and Dividend Performance Share Units shall be deemed to be Vested Performance Share Units and shall be redeemed as of the termination date of the Plan. The number of Performance Share Units and Dividend Performance Share Units which are deemed to be Vested Performance Share Units shall be determined in the Committee’s discretion using an Adjustment Factor of not less than 100% and not more than 200%. Solely for purposes of this Section 6.7, with respect to an outstanding Share Unit that is considered a deferral of compensation under Code Section 409A and Treas. Reg. Section 1.409A-1(b), the term Change of Control shall have the meaning ascribed to the term “change in control event” under Treas. Reg. Section 1.409A-3(i)(5).

6.8	No Special Rights

Nothing contained in the Plan or in any Share Unit or Dividend Share Unit will confer upon any Participant any right to the continuation of the Participant’s employment by a Participating Company or interfere in any way with the right of any Participating Company at any time to terminate that employment or to increase or decrease the compensation of the Participant. Share Units and Dividend Share Units shall not be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares, nor shall any Participant be considered the owner of Common Shares by virtue of his or her ownership of Share Units or Dividend Share Units.

6.9	Other Employee Benefits

The amount of any compensation deemed to be received by a Participant as a result of the redemption of any Share Unit will not constitute compensation with respect to which any other employee benefits of that Participant are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, insurance or salary continuation plan, except as otherwise specifically determined by the Committee.

6.10	Tax Consequences

It is the responsibility of the Participant to complete and file any tax returns which may be required under Canadian, U.S. or other applicable jurisdiction’s tax laws within the periods specified in those laws as a result of the Participant’s participation in the Plan. No Participating Company shall be held responsible for any tax consequences to a Participant as a result of the Participant’s participation in the Plan.

6.11	No Liability

No Participating Company shall be liable to any Participant for any loss resulting from a decline in the market value of any Common Shares.

6.12	Necessary Approvals

The obligation of the Corporation to issue and to deliver any Common Shares in accordance with this Plan is subject to any necessary or desirable approval of any regulatory authority having jurisdiction over the securities of the Corporation. Notwithstanding any provision of this Plan, no Share Units shall be redeemed for Common Shares if such redemption would constitute a violation by the Participant or the Corporation of any provision of any law or regulation.

SCHEDULE A

GRANT AGREEMENT FOR PERFORMANCE SHARE UNITS

[Name of Employee] (the “Participant”)

Pursuant to the Golden Star Resources Ltd. 2017 Performance and Restricted Share Unit Plan effective March 17, 2017 (the “Plan”) and in consideration of services provided to any Participating Company by the Participant, Golden Star Resources Ltd. hereby grants to the Participant                  Performance Share Units under the Plan.

All capitalized terms not defined in this Grant Agreement have the meaning set out in the Plan. No cash or other compensation shall at any time be paid in respect of any Share Units or Dividend Share Units which have been forfeited or terminated under the Plan or on account of damages relating to any Share Units or Dividend Share Units which have been forfeited or terminated under the Plan.

The Adjustment Factor for the Performance Share Units is determined as follows:

Relative Performance	Adjustment Factor
Less than the 35th percentile	0
35th percentile	50%
50th percentile	100%
75th percentile	150%
90th percentile or greater	200%

The Adjustment Factor for performance between the numbers set out above is interpolated on a straight line basis.

The Vesting Date for this award is December 31, 20[19]. The Performance Period for the award is January 1, 20[17] to December 31, 20[19]. The Expiry Date of the award is December 31, 20[27].

The Peer Companies for this award are:

[List performance peers]

Golden Star Resources Ltd. and the Participant understand and agree that the granting and redemption of these Performance Share Units and any related Dividend Performance Share Units are subject to the terms and conditions of the Plan, a copy of which has been provided to the Participant all of which are incorporated into and form a part of this Grant Agreement. For greater certainty, the Participant authorizes the sale of a sufficient number of Common Shares to pay Applicable Withholdings on the redemption of any Performance Share Units.

DATED March ____, 2017.	Golden Star Resources Ltd.

	Per:	________________________________

I agree to the terms and conditions set out herein and confirm and acknowledge that I have not been induced to enter into this agreement or acquire any Performance Share Units by expectation of employment or continued employment with any Participating Company.

___________________________
Name:

SCHEDULE B

GRANT AGREEMENT FOR RESTRICTED SHARE UNITS

[Name of Employee] (the “Participant”)

Pursuant to the Golden Star Resources Ltd. 2017 Performance and Restricted Share Unit Plan effective, March 17, 2017 (the “Plan”), and in consideration of services provided to any Participating Company by the Participant Golden Star Resources Ltd. hereby grants to the Participant Restricted Share Units under the Plan.

All capitalized terms not defined in this Grant Agreement have the meaning set out in the Plan. No cash or other compensation shall at any time be paid in respect of any Share Units or Dividend Share Units which have been forfeited or terminated under the Plan or on account of damages relating to any Share Units or Dividend Share Units which have been forfeited or terminated under the Plan.

The Vesting Date for this award is December 31, 20[19]. The Expiry Date of the award is December 31, 20[27]. The Grant Term for this award is January 1, 20[17], to December 31, 20[19]. Subject to any provisions to the contrary in an Election Notice, Golden Star Resources Ltd. and the Participant understand and agree that the granting and redemption of these Restricted Share Units and any related Dividend Restricted Share Units are subject to the terms and conditions of the Plan, a copy of which has been provided to the Participant, all of which are incorporated into and form a part of this Grant Agreement. For greater certainty, the Participant authorizes the sale of a sufficient number of Common Shares to pay Applicable Withholdings on the redemption of any Restricted Share Units.

DATED March ____, 2017.	Golden Star Resources Ltd.

	Per:	________________________________

I agree to the terms and conditions set out herein and confirm and acknowledge that I have not been induced to enter into this agreement or acquire any Restricted Share Units by expectation of employment or continued employment with any Participating Company.

___________________________
Name:

SCHEDULE C

ELECTION NOTICE FOR RESTRICTED SHARE UNITS

To: Golden Star Resources Ltd.

Pursuant to the Golden Star Resources Ltd. 2017 Performance and Restricted Share Unit Plan effective March 17, 2017 (the “Plan”), the undersigned hereby elects to receive

○	%;
○	$ ; or
○	All of the Participant’s incentive award in excess of $

The undersigned elects to redeem:

○	% of the Vested Restricted Share Units and related Dividend Restricted Share Units by receiving the Share Unit Amount, subject to the consent of the Corporation of the undersigned’s annual incentive award in respect of the year ending December 31, 20[17], in the form of Restricted Share Units under the Plan. This election is irrevocable for such annual incentive award.

Notwithstanding any other provision of the Plan or the Grant Agreement, the Restricted Share Units awarded pursuant to this Election Notice will vest immediately.

Notwithstanding any other provision of the Plan or the Grant Agreement, the Restricted Share Units awarded pursuant to this Election Notice will become Vested Restricted Share Units on the earlier of December 31, 20<@> and the date of cessation of the Participant’s employment.

All capitalized terms not defined in this Election Notice have the meaning set out in the Plan. No cash or other compensation shall at any time be paid in respect of any Share Units or Dividend Share Units which have been forfeited or terminated under the Plan or on account of damages relating to any Share Units or Dividend Share Units which have been forfeited or terminated under the Plan.

Subject to any provisions to the contrary in this Election Notice, Golden Star Resources Ltd. and the Participant understand and agree that the granting and redemption of these Restricted Share Units are subject to the terms and conditions of the Plan, a copy of which has been provided to the Participant, all of which are incorporated into and form a part of this Election Notice.

DATED _____________________	________________________________
Name:

SCHEDULE D

REDEMPTION NOTICE

To: Golden Star Resources Ltd.

Pursuant to the Golden Star Resources Ltd. 2017 Performance and Restricted Share Unit Plan effective March 17, 2017 (the “Plan”), the undersigned hereby elects to redeem:

○	of the undersigned’s Vested Performance Share Units and related Dividend Performance Share Units; and
○	of the undersigned’s Vested Restricted Share Units and related Dividend Performance Share Units

on                              .

    [date]

All capitalized terms not defined in this Redemption Notice have the meaning set out in the Plan. No cash or other compensation shall at any time be paid in respect of any Share Units or Dividend Share Units which have been forfeited or terminated under the Plan or on account of damages relating to any Share Units or Dividend Share Units which have been forfeited or terminated under the Plan.

The undersigned understands and agrees that the granting and redemption of these Restricted Share Units are subject to the terms and conditions of the Plan which are incorporated into and form a part of this Redemption Notice.

DATED _____________________	________________________________
Name: